Exhibit 99.1

DRAFT #1

OCTOBER 7, 2022

Bone Biologics Announces Closing of $5,100,000 Underwritten Public Offering

BURLINGTON, Mass. (October 12, 2022) – Bone Biologics Corporation (NASDAQ: BBLG), a developer of orthobiologic products for spine fusion markets, today announced the closing of its previously announced underwritten public offering of units of securities for total gross proceeds of $5,100,000, before deducting underwriting discounts and commissions and other estimated offering expenses. The Company plans to use the net proceeds to fund its planned clinical trials, maintain and extend its patent portfolio, retain contract research organizations, and for working capital and other general corporate purposes.

The offering was comprised of 3,777,778 units of securities at an offering price of $1.35 per unit, each unit consisting of: (i) one share of common stock; (ii) one Series A warrant to purchase one share of common stock at an exercise price equal to $1.62 per share; (iii) one Series B warrant to purchase one share of common stock at an exercise price equal to $1.35 per share; and (iv) one Series C warrant, to purchase one share of common stock at an exercise price equal to $2.16 per share. The Series C warrant can be exercised via cashless exercise upon the earlier of one (1) day from the warrant issuance date or the time when $10 million of volume is traded in the common shares. The shares of common stock and the Purchase Warrants are immediately separable and will be issued separately, but will be purchased together in this offering. The warrants expire five years from the date of issuance.

In addition, Bone Biologics granted the underwriters a 45-day option to purchase up to 566,666 additional shares of common stock and/or 566,666 additional warrants, or any combination thereof, to cover over-allotments in this offering, if any.

WallachBeth Capital, LLC acted as the sole book-running manager for the offering.

This offering was made pursuant to an effective registration statement on Form S-1 (No. 333-267588) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on October 6, 2022. A final prospectus describing the terms of the proposed offering was filed with the SEC on October 11, 2022 and may be obtained via the SEC’s website at www.sec.gov or from WallachBeth Capital, LLC, via email at cap-mkts@wallachbeth.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction.

About Bone Biologics

Bone Biologics was founded to pursue regenerative medicine for bone. The Company is undertaking work with select strategic partners that builds on the preclinical research of the Nell-1 protein. Bone Biologics is currently focusing its development efforts for its bone graft substitute product on bone regeneration in spinal fusion procedures, while additionally having rights to trauma and osteoporosis applications. For more information, please visit www.bonebiologics.com.

Forward-looking Statements

Certain statements contained in this press release, including, without limitation, statements containing the words “believes,” “anticipates,” “expects” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve both known and unknown risks and uncertainties. The Company’s actual results may differ materially from those anticipated in its forward-looking statements as a result of a number of factors, including those including the Company’s ability to develop our lead product NELL-1 and other proposed products, its ability to obtain patent protection for its technology, its ability to obtain the necessary financing to develop products and conduct the necessary clinical testing, its ability to obtain Federal Food and Drug Administration approval to market any product it may develop in the United States and to obtain any other regulatory approval necessary to market any product in other countries, its ability to market any product it may develop, its ability to create, sustain, manage or forecast its growth; its ability to attract and retain key personnel; changes in the Company’s business strategy or development plans; competition; business disruptions; adverse publicity and international, national and local general economic and market conditions and risks generally associated with an undercapitalized developing company, as well as the risks contained under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form S-1, Form 10-K for the year ended December 31, 2021 and the Company’s other filings with the Securities and Exchange Commission. Except as required by applicable law, we undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date hereof.

Contacts

LHA Investor Relations

Kim Sutton Golodetz

212-838-3777
kgolodetz@lhai.com

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